EXHIBIT 32.2

Certification of Executive Vice President Finance
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Cyclacel Pharmaceuticals, Inc. (the ‘‘Company’’) hereby certifies, to such officer’s knowledge, that:

(i)    the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended Marc 31, 2006 (the ‘‘Report’’) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2006	/s/ Paul McBarron
Paul McBarron Chief Operating Officer and Executive Vice President, Finance